UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0596811
(State of Incorporation)	(I.R.S. Employer Identification No.)

Cambridge Discovery Park 100 Acorn Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-193043

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Genocea Biosciences, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock, $0.001 par value per share (the “Common Stock”), to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-193043) filed with the Securities and Exchange Commission (the “Commission) under the Securities Act of 1933, as amended (the “Act”).  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 30, 2014	Genocea Biosciences, Inc.

	By:	/s/ William D. Clark
William D. Clark
President and Chief Executive Officer

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